UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2008

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois	60093-2753
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 4, 2008, we completed the split-off of the Post cereals business, which was in connection with our November 15, 2007 agreement to distribute and merge the Post cereals business into Ralcorp Holdings, Inc. after a tax-free exchange with our shareholders. Please refer to our press releases on August 1, 6 and 8, 2008 for additional information on this split-off transaction.

Beginning in the third quarter of 2008 we will reflect the Post cereals business operating results as discontinued operations net of taxes on our condensed consolidated statement of earnings and we will restate prior period operating results in a consistent manner. As a result, our U.S. Snacks & Cereals reportable segment is now known as U.S. Snacks. Attached as Exhibit 99.1 to this Form 8-K, are unaudited financial schedules for 2008, 2007, and 2006, reconciling net revenues, operating income and segment operating income, based on this restatement.

Management uses segment operating income to evaluate segment performance and allocate resources. In the second quarter of 2008, we began excluding unrealized gains and losses on hedging activities from segment operating income in order to provide better transparency of our segment operating results. Segment operating income excludes unrealized gains and losses on hedging activities (which is a component of cost of sales), general corporate expenses and amortization of intangibles for all periods presented.

The attached schedules include non-GAAP financial measures because our management uses this information to monitor and evaluate our operating results and trends on an on-going basis and to facilitate internal comparison to historical operating results. Our management uses non-GAAP financial information and measures internally for operating, budgeting and financial planning purposes.

Our management believes the non-GAAP information is useful for investors by offering them the ability to facilitate comparisons to historical operating results, better identify trends in our business, and better understand how management evaluates our business. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that affect us. See the schedules attached as Exhibit 99.1 to this Current Report for corresponding reconciliations to GAAP financial measures for the years ended December 31, 2007, 2006 and 2005, and for the quarters in 2008, 2007 and 2006. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for each of our results which are prepared in accordance with GAAP. In addition, the non-GAAP measures we use may differ from non-GAAP measures used by other companies.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is being filed with this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Financial Schedules

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.

Date: September 19, 2008

/s/ Timothy R. McLevish
	Name:	Timothy R. McLevish
	Title:	Executive Vice President and Chief Financial Officer